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                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED

                     $250,000,000 AGGREGATE PRINCIPAL AMOUNT

                           APRIA HEALTHCARE GROUP INC.

                        3 3/8% CONVERTIBLE SENIOR NOTES

                                    DUE 2033

                          REGISTRATION RIGHTS AGREEMENT

                              DATED AUGUST 20, 2003

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         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of August 20, 2003 by and among Apria Healthcare Group Inc., a Delaware corporation (the "COMPANY"), Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers (the "INITIAL PURCHASERS"), pursuant to the Purchase Agreement, dated as of August 15, 2003, among the Company and the Initial Purchasers (the "PURCHASE AGREEMENT"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         1.       Certain Definitions.

         For purposes of this Registration Rights Agreement, the following terms shall have the following meanings:

                  (a) "ADDITIONAL AMOUNTS" has the meaning assigned thereto in Section 2(e).

                  (b) "ADDITIONAL AMOUNTS PAYMENT DATE" has the meaning assigned thereto in Section 2(e).

                  (c) "AFFILIATE" shall have the meaning specified in Rule 405 under the Securities Act and the terms "controlling" and "controlled" shall have meanings correlative thereto.

                  (d) "AGREEMENT" has the meaning specified in the first paragraph of this Agreement.

                  (e) "APPLICABLE CONVERSION PRICE" means, as of any date of determination, $1,000 divided by the Conversion Rate in effect as of such date of determination.

                  (f) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  (g) "CLOSING DATE" means the date on which the Notes are initially issued.

                  (h) "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

                  (i) "COMMON STOCK" means the $.001 par value common stock of the Company.

                  (j) "COMPANY" has the meaning specified in the first paragraph of this Agreement.

                  (k) "CONVERSION RATE" shall have the meaning assigned such term in the Indenture.

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                  (l)      "EFFECTIVE PERIOD" has the meaning assigned thereto
         in Section 2(a).

                  (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (n) "HOLDER" means each holder, from time to time, of Transfer Restricted Securities (including the Initial Purchasers).

                  (o) "INDEMNIFIED HOLDER" has the meaning assigned thereto in Section 6(a) hereof.

                  (p) "INDENTURE" means the Indenture, dated as of August 20, 2003, between the Company and U.S. Bank National Association, as Trustee, pursuant to which the Notes are being issued.

                  (q) "INITIAL PLACEMENT" means the initial placement of the Securities pursuant to the terms of the Purchase Agreement.

                  (r) "INITIAL PURCHASERS" has the meaning specified in the first paragraph of this Agreement.

                  (s)      "LOSSES" has the meaning assigned thereto in Section
         6(d).

                  (t)      "MATERIAL EVENT" has the meaning assigned thereto in
         Section 3(a)(iv).

                  (u) "MAJORITY HOLDERS" shall mean Holders holding over 50% of the aggregate principal amount of Notes outstanding; provided that, for the purpose of this definition, a holder of Shares shall be deemed to hold an aggregate principal amount of Notes (in addition to the principal amount of Notes held by such holder) equal to the quotient of (x) the number of such Shares held by such holder and (y) the Conversion Rate.

                  (v) "NASD" shall mean the National Association of Securities Dealers, Inc.

                  (w) "NASD RULES" shall mean the Conduct Rules and the By-Laws of the NASD.

                  (x) "NOTES" means the Company's 3 3/8% Convertible Senior Notes due 2033, to be issued under the Indenture and sold by the Company to the Initial Purchasers, and securities (other than the Shares) of the Company issued in exchange therefor or in lieu thereof pursuant to the Indenture.

                  (y) "NOTICE AND QUESTIONNAIRE" means a written notice, duly executed and delivered to the Company containing the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum and such other information as the Company may reasonably request.

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                  (z)      "NOTICE HOLDER" means, on any date, any Holder that
         has delivered a Notice and Questionnaire to the Company on or prior to such date.

                  (aa) "OFFERING MEMORANDUM" means the Offering Memorandum dated August 15, 2003 relating to the offer and sale of the Securities.

                  (bb) "PERSON" means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

                  (cc) "PROSPECTUS" means the prospectus included in any Shelf Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

                  (dd) "PURCHASE AGREEMENT" has the meaning specified in the first paragraph of this Agreement.

                  (ee) "REGISTRATION DEFAULT" has the meaning assigned thereto in Section 2(e).

                  (ff) "REGISTRATION EXPENSES" has the meaning assigned thereto in Section 5.

                  (gg) "RULE 144," "RULE 405" and "RULE 415" means, in each case, such rule as promulgated under the Securities Act.

                  (hh) "SECURITIES" means, collectively, the Notes and the Shares.

                  (ii) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (jj) "SHARES" means the shares of common stock of the Company, par value $0.001 per share, into which the Notes are convertible or that have been issued upon any conversion from Notes into common stock of the Company.

                  (kk) "SHELF REGISTRATION STATEMENT" means the shelf registration statement referred to in Section 2(a), as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.

                  (ll) "SUSPENSION NOTICE" has the meaning assigned thereto in Section 3(b).

                  (mm) "SUSPENSION PERIOD" has the meaning assigned thereto in Section 3(b).

                  (nn) "TRANSFER RESTRICTED SECURITIES" means each Security until the earlier of:

                           (i) the date on which a registration statement registering such Security under the Securities Act has been declared or becomes effective and such Security

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                  has been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement;

                           (ii) such Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or such Security is eligible to be sold pursuant to Rule 144(k) or any successor provision; or

                           (iii) such Security shall cease to be outstanding (including, in the case of the Notes, upon conversion into Shares).

                  (oo) "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

                  (pp) "TRUSTEE" shall have the meaning assigned such term in the Indenture.

         Unless the context otherwise requires, any reference herein to a "Section" or "clause" refers to a Section or clause, as the case may be, of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

         2.       Registration Under the Securities Act.

                  (a) The Company agrees to file under the Securities Act within 90 days after the Closing Date a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis (including through brokers and dealers) by the Holders of, all of the Transfer Restricted Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission. The Company agrees to use commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective within 180 days after the Closing Date and to keep such Shelf Registration Statement continuously effective until the earlier of (i) the second anniversary of the initial Closing Date (ii) the expiration of the holding period applicable to the Securities held by non-affiliates under Rule 144(k), and (iii) such time as there are no longer any Transfer Restricted Securities outstanding (the "EFFECTIVE PERIOD"). At the time the Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date fifteen days prior to such time of effectiveness shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Transfer Restricted Securities in accordance with applicable law. None of the Company's securityholders (other than Notice Holders) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

                  (b) The Company further agrees that it shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i)

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         to comply in all material respects with the applicable requirements of the Securities Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and the Company agrees to furnish to the Holders of the Transfer Restricted Securities copies of any supplement or amendment prior to its being used or promptly following its filing with the Commission. If the Shelf Registration Statement, as amended or supplemented from time to time ceases to be effective for any reason at any time during the Effective Period (other than because all Transfer Restricted Securities registered thereunder shall have been sold pursuant thereto or shall have otherwise ceased to be Transfer Restricted Securities), the Company shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof. .

                  (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement.

                  (d) Each Holder of Transfer Restricted Securities agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(b). Each Holder of Transfer Restricted Securities wishing to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three Business Days prior to any intended distribution of Transfer Restricted Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, within five Business Days after the date a Notice and Questionnaire is delivered,

                           (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act within 60 days of filing;

                           (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and

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                           (iii)    notify such Holder as promptly as
                  practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i);

         provided that if such Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period in accordance with Section 3(b). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(d).

                  (e) If any of the following events (any such event a "REGISTRATION DEFAULT") shall occur, then liquidated damages (the "ADDITIONAL AMOUNTS") shall become payable to Holders in respect of the Securities as follows:

                           (i) if the Shelf Registration Statement is not filed with the Commission within 90 days following the Closing Date, then commencing on the 91st day after the Closing Date, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Transfer Restricted Securities and on the Applicable Conversion Price of any outstanding Shares that are Transfer Restricted Securities at a rate of 0.25% per annum for the first 90 days from and including such 91st day and at a rate of 0.5% per annum thereafter; or

                           (ii) if the Shelf Registration Statement is not declared effective by the Commission within 180 days following the Closing Date, then commencing on the 181st day after the Closing Date, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Transfer Restricted Securities and on the Applicable Conversion Price of any outstanding Shares that are Transfer Restricted Securities at a rate of 0.25% per annum for the first 90 days from and including such 181st day and at a rate of 0.5% per annum thereafter; or

                           (iii) if the Company has failed to perform its obligations set forth in Section 2(d) hereof within the time periods required therein, then commencing on the first day after the date by which the Company was required to perform such obligations, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Transfer Restricted Securities and on the Applicable Conversion Price of any outstanding Shares that are Transfer Restricted Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.5% per annum thereafter;

                           (iv) if the Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective at any time during the

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                  Effective Period (other than pursuant to Section 3(b) hereof)
                  without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective, then commencing on such fifth Business Day, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Transfer Restricted Securities and on the Applicable Conversion Price of any outstanding Shares that are Transfer Restricted Securities at a rate of 0.25% per annum for the first 90 days following such date on which the Shelf Registration Statement ceases to be effective and at a rate of 0.5% per annum thereafter; or

                           (v) if the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(b) hereof, then commencing on the day the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period (and again on the first day of any subsequent Suspension Period during such period), Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Transfer Restricted Securities and on the Applicable Conversion Price of any outstanding Shares that are Transfer Restricted Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.5% per annum thereafter;

         provided, however, that the Additional Amounts rate on the Securities shall not exceed in the aggregate 0.5% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Amounts would be payable under more than one clause above, but at a rate of 0.25% per annum under one clause and at a rate of 0.5% per annum under the other, then the Additional Amounts rate shall be the higher rate of 0.5% per annum; provided further, however, that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), (3) upon the Company's performing its obligations set forth in Section 2(d) hereof (in the case of clause (iii) above), (4) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iv) above), (5) upon the termination of the Suspension Period that caused the limit on the aggregate duration of Suspension Periods in a period set forth in Section 3(b) to be exceeded (in the case of clause (v) above) or (6) upon the termination of certain transfer restrictions on the Securities as a result of the application of Rule 144(k) or any successor provision, Additional Amounts on the Securities as a result of such clause, as the case may be, shall cease to accrue.

                           Additional Amounts on the Securities, if any, will be payable in arrears in cash on September 1 and March 1 of each year (the "ADDITIONAL AMOUNTS PAYMENT DATE") to holders of record of outstanding Transfer Restricted Securities on each preceding August 15 and February 15; provided that any Additional Amounts accrued with respect to any Note or portion thereof redeemed or repurchased by the Company on a redemption date or a repurchase date or converted for Shares on a conversion date prior

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         to the Additional Amounts Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption, repurchase or conversion on the applicable redemption date, repurchase date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). In the event that the Notes have been converted into Shares that are Transfer Restricted Securities and Additional Amounts are payable by the Company in respect of such Transfer Restricted Securities, the date of determination of the Applicable Conversion Price of any outstanding Shares that are Transfer Restricted Securities shall be the Business Day immediately preceding the date that Additional Amounts are scheduled to be paid; provided that in the case of an event of the type described in clause (iii) above, such Additional Amounts shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Company to incur the obligations set forth in Section 2(d), the non-performance of which is the basis of such Registration Default. Following the cure of all Registration Defaults requiring the payment of Additional Amounts by the Company to the Holders of Transfer Restricted Securities pursuant to this Section, the accrual of Additional Amounts will cease (without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Amounts by the Company).

                           The Trustee shall be entitled, on behalf of Holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Amounts. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which Additional Amounts are expressly provided shall be as set forth in this Section 2(e).

         3.       Registration Procedures.

         The following provisions shall apply to the Shelf Registration Statement filed pursuant to Section 2:

                  (a)      The Company shall:

                           (i) prepare and file with the Commission a registration statement with respect to the shelf registration on any form which may be utilized by the Company and which shall permit the disposition of the Transfer Restricted Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders of the Transfer Restricted Securities, and use commercially reasonable efforts to cause such registration statement to become effective in accordance with Section 2(a) above;

                           (ii) before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the Commission, furnish to the Initial Purchasers copies of all such documents proposed to be filed (but excluding all such documents incorporated or deemed to be incorporated by reference in the Shelf Registration Statement and all exhibits thereto) and use commercially reasonable efforts to reflect in each such document when so filed with the

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                  Commission such comments as the Initial Purchasers reasonably shall propose within three Business Days of the delivery of such copies to the Initial Purchasers;

                           (iii) use its commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement and file with the Commission any other required document as may be necessary to keep such Shelf Registration Statement continuously effective until the expiration of the Effective Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Securities covered by such Shelf Registration Statement during the Effective Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented;

                           (iv) promptly notify the Notice Holders of Transfer Restricted Securities (A) when such Shelf Registration Statement or the Prospectus included therein or any amendment or supplement to the Prospectus or post-effective amendment has been filed with the Commission, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective,
                  (B) of any request, following the effectiveness of the Shelf Registration Statement, by the Commission or any other Federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or written threat of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Transfer Restricted Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, (E) of the occurrence of (but not the nature of or details concerning) any event or the existence of any fact (a "MATERIAL EVENT") as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (E) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading), (F) of the determination by the Company that a post-effective amendment to the Shelf Registration Statement

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                  will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 3(b)), state that it constitutes a Suspension Notice, in which event the provisions of Section 3(b) shall apply or (G) at any time when a Prospectus is required to be delivered under the Securities Act, that the Shelf Registration Statement, Prospectus, Prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder;

                           (v) prior to any public offering of the Transfer Restricted Securities pursuant to the Shelf Registration Statement, use commercially reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Transfer Restricted Securities pursuant to the Shelf Registration Statement, use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effective Period in connection with such Notice Holder's offer and sale of Transfer Restricted Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Transfer Restricted Securities in the manner set forth in the Shelf Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject;

                           (vi) use commercially reasonable efforts to prevent the issuance of, and if issued, to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any post-effective amendment thereto, and to lift any suspension of the qualification of any of the Transfer Restricted Securities for sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest practicable date;

                           (vii) upon reasonable notice, for a reasonable period prior to the filing of the Shelf Registration Statement, and throughout the Effective Period, make available at reasonable times at the Company's principal place of business or such other reasonable place for inspection by a representative appointed by the Notice Holders in connection with an underwritten offering (or any underwriter, placement agent or counsel acting on their behalf), who shall certify to the Company that they have a current intention to sell their Transfer Restricted Securities pursuant to the Shelf Registration Statement, such financial and other information and books and records of the Company, and cause the officers, directors, employees and independent certified public accountants of the

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                  Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the counsel to such Notice Holders, to conduct a reasonable "due diligence" investigation; provided, however, that each such representative appointed by the Notice Holders in connection with an underwritten offering shall be required to maintain in confidence and not to disclose to any other Person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in the Shelf Registration Statement or otherwise) or (B) such Person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such Person shall have given the Company prompt prior written notice of such requirement and the opportunity to contest the same or seek an appropriate protective order); provided, however, that notwithstanding anything express or implied to the contrary in this Agreement and the documents referred to herein, each Notice Holder, and each of the respective employees, representatives and agents of such Notice Holder, may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind that are provided to any such persons relating to such tax treatment and tax structure. However, the foregoing does not constitute an authorization to disclose the Company's identity or that of the Company's affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any special pricing terms or commercial or financial information;

                           (viii) if reasonably requested by the Initial Purchasers or any Notice Holder, promptly incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Initial Purchasers or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 3(a)(viii) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

                           (ix) promptly furnish to each Notice Holder and the Initial Purchasers, upon their request and without charge, at least one (1) conformed copy (or an electronic copy thereof) of the Shelf Registration Statement and any amendments thereto, including financial statements (if such are included in the Shelf Registration Statement) but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits; and

                           (x) during the Effective Period, deliver to each Notice Holder in connection with any sale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, without charge, as many copies of the Prospectus relating to such Transfer Restricted Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Suspension Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Transfer Restricted Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

                           (xi)     Cooperate with the Note Holders to
                  facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least 2 Business Days before any sale of Transfer Restricted Securities.

                           (xii) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

                           (xiii) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

                           (xiv) Cause all Common Stock covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which Common Stock is then listed or quoted.

                  (b) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any Material Event as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any corporate development that, in the discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company will (i) in the case of clause (B) above, subject to the third sentence of this provision, as promptly as practicable prepare and file a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder, and, in the case of a post-effective amendment to the Shelf Registration Statement, subject to the third sentence of this provision, use commercially reasonable efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "SUSPENSION NOTICE"). Upon receipt of any Suspension Notice, each Notice Holder agrees not to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement or Prospectus until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate; provided that the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the "SUSPENSION PERIOD"), without the Company incurring any obligation to pay Additional Amounts pursuant to Section 2(e), shall not exceed 45 days in any three month period and 120 days in the aggregate in any twelve month period.

                  (c) Each Holder of Transfer Restricted Securities agrees that upon receipt of any Suspension Notice from the Company, such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Transfer Restricted Securities pursuant to the registration statement applicable to such Transfer Restricted Securities until such Holder (i) shall have received copies of such amended or supplemented Prospectus and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities at the time of receipt of such notice or (ii) shall have received notice from the Company that the disposition of Transfer Restricted Securities pursuant to the Shelf Registration may continue.

                  (d) The Company may require each Holder of Transfer Restricted Securities as to which any registration pursuant to Section 2(a) is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Transfer Restricted Securities or omits to state any material fact regarding such Holder or such Holder's intended method of disposition of such Transfer Restricted Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Transfer Restricted Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (e) The Company shall comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of the Shelf Registration Statement.

                  (f) The Company shall provide CUSIP numbers for all Transfer Restricted Securities covered by the Shelf Registration Statement not later than the effective date of such Shelf Registration Statement and provide the Trustee for the Notes and the transfer agent for the Shares with printed certificates for the Transfer Restricted Securities that are in a form eligible for deposit with The Depository Trust Company.

                  (g) The Company shall use commercially reasonable efforts to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

                  (h) Until the expiration of two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

                  (i) The Company shall cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Note Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute and use commercially reasonable efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                  (j) The Company shall enter into such customary agreements and take all such other reasonable, necessary and lawful actions in connection therewith (including those requested by the Majority Holders of the Transfer Restricted Securities being sold) in order to expedite or facilitate disposition of such Transfer Restricted Securities.

         4.       Holder's Obligations.

         Each Holder agrees, by acquisition of the Transfer Restricted Securities, that no Holder of Transfer Restricted Securities shall be entitled to sell any of such Transfer Restricted Securities pursuant to the Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments. Each Holder further agrees not to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and to notify the Company, within 10 business days of a request by the Company, of the amount of Transfer Restricted Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Transfer Restricted Securities were so sold.

         5.       Registration Expenses.

         The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including:

                  (a) all Commission and any NASD registration and filing fees and expenses,

                  (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and Blue Sky laws referred to in Section 3(a)(v) hereof, including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with such qualifications,

                  (c) all expenses relating to the preparation, printing, distribution and reproduction of the Shelf Registration Statement, the related Prospectus, each amendment or supplement to each of the foregoing, the certificates representing the Securities and all other documents relating hereto,

                  (d) fees and expenses of the Trustee under the Indenture, any escrow agent or custodian, and of the registrar and transfer agent for the Shares,

                  (e) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance),

                  (f) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof;

                  (g) reasonable fees, disbursements and expenses of one counsel for the Holders of Transfer Restricted Securities retained in connection with any underwritten offering of the Transfer Restricted Securities pursuant to the Shelf Registration Statement, as selected by the Company (unless reasonably objected to by the Majority Holders of the Transfer Restricted Securities being registered, in which case the Majority Holders shall select such counsel for the Holders, which counsel shall be reasonably acceptable to the Company) and

                  (h) and fees, expenses and disbursements of any other Persons, including special experts, retained by the Company in connection with such registration, and all internal expenses of the Company (collectively, the "REGISTRATION EXPENSES").

         To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Transfer Restricted Securities or any placement agent therefor or underwriter thereof, the Company shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Holders of the Transfer Restricted Securities being registered shall pay all placement agent fees and commissions and underwriting discounts and commissions attributable to the sale of such Transfer Restricted Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

         6.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Holder covered by the Shelf Registration Statement (including each Initial Purchaser), its directors, officers, and employees and each person, if any, who controls any such Holder within the meaning of the Securities Act or the Exchange Act (each, an "INDEMNIFIED HOLDER"), against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, in any Prospectus, or in any amendment or supplement thereto; or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, and in the case of any Prospectus in the light of the circumstances under which they were made, not misleading; and agrees to reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by any Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein; and provided, further, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Prospectus (excluding the correcting amendment or supplement thereto), the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Indemnified Holder from whom the person asserting any such losses, claims, damages or liabilities received the Transfer Restricted Securities concerned, to the extent that a Prospectus relating to such Transfer Restricted Securities was required to be delivered by such holder under the Securities Act in connection with such purchase and any such loss, claim, damages or liability of such holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Transfer Restricted Securities to such person, a copy of a subsequent amended or supplemented Prospectus correcting such untrue statement or omission or alleged untrue statement or omission if the Company had furnished copies thereof to such Indemnified Holder prior to the required time of delivery of such Prospectus. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have.

                  (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement set forth in this Section shall be in addition to any liabilities that any such Holder may otherwise have. In no event shall any Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
         Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Holders shall have the right to employ a single counsel to represent jointly the Holders and their officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Holders against the Company under this Section 6 if the Holders seeking indemnification shall have been advised by legal counsel that there may be one or more legal defenses available to such Holders and their respective officers, employees and controlling persons that are different from or additional to those available to the Company, and in that event, the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall:

                           (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes (x) an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or

                           (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

                  (d) Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than (A) 60 days after receipt by such indemnifying party of the aforesaid request and (B) 30 days after the receipt by such indemnifying party of a notice of the proposed settlement and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

                  (e) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

                           (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

                           (ii)     if the allocation provided by Section
                  (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(d)(i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under the Purchase Agreement (before deducting expenses) received by the Company, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d).

                  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.

                  Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

                  (f) The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in Section 6 hereof, and will survive the sale by a Holder of Transfer Restricted Securities.

         7.       Rule 144.

         The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

         8.       Inconsistent Agreements.

         The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflict with the provisions hereof.

         9.       Miscellaneous.

                  (a) Entire Agreement; Amendments. This Agreement and the other writings referred to herein (including the Indenture) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties and supersedes all prior agreements and understandings among the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Majority Holders of the Transfer Restricted Securities at the time outstanding.

                  (b) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or five days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:

                           (i) If to the Company, to it at 26220 Enterprise Court, Lake Forest, California, 92630, Attention: General Counsel; with a copy to (which copy shall not constitute notice): Gibson, Dunn & Crutcher LLP, 333 S. Grand Avenue, Los Angeles, CA 90071, Facsimile: (213) 229-7520, Attention: Jeff Hudson, Esq.;

                           (ii) If to the Initial Purchasers, to the address set forth in the Purchase Agreement; and

                           (iii) If to a Holder, to the address of such Holder set forth in the security register, the Notice and Questionnaire or other records of the Company,

         or to such other address as the Company, the Initial Purchasers or any such Holder may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  (c) Remedies. Nothing shall preclude a Notice Holder or Holder of Transfer Restricted Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

                  (d) Actions Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

                  (e) Successors. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any Holder of Transfer Restricted Securities shall acquire Transfer Restricted Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and to perform, all of the applicable terms and provisions of this Agreement.

                  (f) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Transfer Restricted Securities, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Transfer Restricted Securities pursuant to the Purchase Agreement and the transfer and registration of Transfer Restricted Securities by such Holder.

                  (g) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

         NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                  (h) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  (i) Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                  (j) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (k) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its Affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and in the Purchase Agreement with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         Agreed to and accepted as of the date referred to above.

                           APRIA HEALTHCARE GROUP INC.

                           By:    /s/ James E. Baker
                                  ----------------------------------
                           Name:  James E. Baker
                           Title: Chief Financial Officer

                           BANC OF AMERICA SECURITIES LLC

                           Acting on behalf of itself and as a representative of the Initial Purchasers

                           By:    /s/ Robert K. Beauregard
                                  -----------------------------------
                           Name:  Robert K. Beauregard
                           Title: Managing Director

                           J.P. MORGAN SECURITIES INC.

                           Acting on behalf of itself and as a representative of the Initial Purchasers

                           By:    /s/ David McCollough
                                  -----------------------------------
                           Name:  David McCollough
                           Title: Vice President

                           MORGAN STANLEY & CO. INCORPORATED

                           Acting on behalf of itself and as a representative of the Initial Purchasers

                           By:    /s/ Bryan W. Andrzejewski
                                  --------------------------------
                           Name:  Bryan W. Andrzejewski
                           Title: Executive Director